Exhibit 23.2

Qualifications of Questar Reservoir Engineer

JUSTIN C. WOODY

QUALIFICATIONS

____________________________________________________________________________________

PROFESSIONAL EXPERIENCE

•

Wexpro Reservoir Engineering Supervisor

•

Responsible for evaluation of Wexpro reserves

•

Responsible for coordinating and supervising reservoir evaluation studies

•

Four years diversified oil and gas engineering experience with two independent exploration and production companies

•

Over three years oil and gas reserves estimating experience with Wexpro

EDUCATIONAL BACKGROUND

THE UNIVERSITY OF OKLAHOMA, Norman, Oklahoma

Bachelor of Science, Chemical, Biological, and Materials Engineering

PROFESSIONAL LICENSES AND AFFILIATlONS

Society of Petroleum Engineers